Exhibit 10.15

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE (this “Amendment”) is made as of this 23rd day of February, 2015 (the “Execution Date”), by and between DWF IV ONE KENDALL, LLC, a Delaware limited liability company having an address c/o Divco West Real Estate Services, Inc., One Kendall Square, Cambridge, MA 02139, Attention: Property Manager (“Landlord”) and MERRIMACK PHARMACEUTICALS, INC., a Delaware corporation having a mailing address at One Kendall Square, Building 600/700, Cambridge, MA 02139 (“Tenant”).

BACKGROUND:

A. Reference is made to an Indenture of Lease dated August 24, 2012, by and between RB Kendall Fee, LLC, as landlord, and Tenant, as tenant (the “Original Lease”), as amended by that certain First Amendment of Lease dated March 18, 2013 and Second Amendment of Lease dated as of September 12, 2013 (the Original Lease, as so amended, the “Lease”), demising approximately (a) 31,747 rentable square feet of space on a portion of the second floor (2nd) of Building 600/650/700 (the “2nd Floor Space”), (b) 4,773 rentable square feet of space on the fourth (4th) floor of Building 650/700 (the “Additional Space”), (c) 30,626 rentable square feet of space on the fourth (4th) floor of Building 600/700 (the “4th Floor Space”), (d) 7,245 rentable square feet of space on the mezzanine level of Building 700 (the “Mezzanine Space”), (e) 8,686 rentable square feet of space on the first (1st) floor of Building 600 (the “1st Floor Space”), (f) 132 rentable square feet in the basement of Building 600/650/700 (the “Basement Premises”), (g) 2,922 rentable square feet of space in the basement of Building 600/650/700 (the “Storage Space”), (h) 8,763 rentable square feet of space located on the fourth (4th) floor of Building 700 (the “Expansion Space I”), (i) 3,388 rentable square feet of space located on the fourth (4th) floor and the fourth (4th) floor mezzanine of Building 650 (the “Expansion Space II”), (j) 10,375 rentable square feet of space located on the fifth (5th) floor of Building 600 (the “Expansion Space III”), (k) 491 rentable square feet of space on the (1st) floor of Building 600/650/700 (the “Chemical Storage Space”), (l) 8,155 rentable square feet of space located on the second (2nd) floor of Building 600 (the “600 Expansion Space”), (m) 784 rentable square feet of space located on the second floor (2nd) of Building 600 (the “Hallway Space”), and (n) 3,617 rentable square feet of space located on the fifth (5th) floor of Building 600 (the “Expansion Space IV;” collectively, with the 2nd Floor Space, Additional Space, 4th Floor Space, Mezzanine Space, 1st Floor Space, Basement Premises, Storage Space, Expansion Space I, Expansion Space II, Expansion Space III, Chemical Storage Space, 600 Expansion Space and the Hallway Space, the “Existing Premises”) in One Kendall Square, Cambridge, Massachusetts.

B. Landlord is the successor to RB Kendall Fee, LLC, and Landlord and Tenant are the current holders, respectively, of the landlord’s and tenant’s interests in the Lease.

C. The parties desire to execute this Amendment to (i) confirm the exercise of Tenant’s rights pursuant to Article 29.16 of the Original Lease so as to add to the Existing Premises an additional approximately 31,620 rentable square feet of space on the fifth (5th) floor of Building No. 600/650/700 of the Complex, (ii) acknowledge that the 220 rentable square feet of storage space in the basement of Building 600/650/700 of the Complex referenced in the right of first offer to lease dated December 5, 2014 is not to be included as part of the Premises, and (iii) amend the Lease in certain other respects, all as hereinafter set forth. Capitalized terms not defined herein shall have the same meanings ascribed to them in the Lease.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Inclusion of Third Amendment Premises; the Third Amendment Premises Term. Effective as of the date that Landlord delivers possession of the Third Amendment Premises (as such term is defined below) in the condition required pursuant to Section 2 below to Tenant (the “Third Amendment Premises Commencement Date”), there shall be added to the Existing Premises under the Lease the approximately 31,620 rentable square feet of space on the fifth (5th) floor of Building No. 600/650/700 of the Complex more particularly shown on Exhibit 2E attached hereto as the “Third Amendment Premises” (the “Third Amendment Premises”). Landlord anticipates delivering possession of the Third Amendment Premises to Tenant on or before September 1, 2015 (the “Anticipated Delivery Date”); provided, however, that if Landlord cannot deliver possession of the Third Amendment Premises to Tenant in the condition required under Section 2 below on or before the Anticipated Delivery Date due to the failure of the existing tenant of the Third Amendment Premises (the “Existing Tenant”) to vacate the Third Amendment Premises or due to fire or other casualty (provided, that in the event of any such fire or other casualty, the provisions of Section 18 of the Original Lease shall apply), this Amendment shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom. In any event, there shall be no accrual of Yearly Rent, Tax Share or Operating Expense Share (subject in each instance to the provisions hereof) with respect to the Third Amendment Premises until Landlord delivers possession of the Third Amendment Premises to Tenant. Landlord shall use reasonable efforts to deliver possession of the Third Amendment Premises to Tenant as soon as reasonably practicable following the date the Existing Tenant vacates the Third Amendment Premises, regardless of whether such date occurs prior to the Anticipated Delivery Date and any such earlier date of delivery shall be the Third Amendment Premises Commencement Date. In the event that Landlord cannot deliver possession of the Third Amendment Premises to Tenant on or before the Anticipated Delivery Date in the condition required under Section 2 below due to the failure of the Existing Tenant to vacate the Third Amendment Premises, then Landlord shall use commercially reasonable efforts to cause the Existing Tenant to vacate the Third Amendment Premises. To the extent not caused by Landlord, Tenant’s inability or failure to take possession of the Third Amendment Premises when delivery is tendered by Landlord in the condition required under Section 2 below shall not delay the Third Amendment Premises Commencement Date or Tenant’s obligation to pay Yearly Rent with respect thereto.

Notwithstanding the foregoing, if the Third Amendment Premises Commencement Date does not occur within one hundred eighty (180) days of the Anticipated Delivery Date (such 180th day being the “Delivery Deadline”) except if due to fire or other casualty that is not caused by Landlord’s gross negligence or willful misconduct, Landlord shall provide Tenant with a credit of one (1) day’s Yearly Rent, Tax Share and Operating Expense Share allocable to the Third Amendment Premises for each day beyond the Delivery Deadline until the Third Amendment Premises Commencement Date occurs and if the Third Amendment Premises Commencement Date does not occur within ninety (90) days of the Delivery Deadline (such 90th day being the “Second Delivery Deadline”), such credit shall increase to two (2) day’s Yearly Rent, Tax Share and Operating Expense Share allocable to the Third Amendment Premises for each day beyond the Second Delivery Deadline until the Third Amendment Premises Commencement Date occurs. The foregoing credits shall be applied on a day-for-day basis to Tenant’s rent obligations for the Third Amendment Premises beginning on the Third Amendment Premises Rent Commencement Date.

Accordingly, as of the Third Amendment Premises Commencement Date, Article 2 of Exhibit 1, Sheet 1 of the Original Lease shall be amended to add the following after the last paragraph thereof:

“Third Amendment Premises: Approximately 31,620 rentable square feet of space on the fifth (5th) floor of Building No. 600/650/700 of the Complex more particularly shown on Exhibit 2E to the Third Amendment of Lease entitled “Third Amendment Premises.”

The term of the lease for the Third Amendment Premises shall be the period beginning on the Third Amendment Premises Commencement Date and ending on June 30, 2019 (the “Third Amendment Term”), subject to the provisions of Section 9 of this Amendment.

Except as otherwise provided herein or except to the extent inconsistent herewith, all terms and provisions of the Lease shall be applicable to Tenant’s leasing of the Third Amendment Premises. As of the Third Amendment Premises Commencement Date, the Premises under the Lease shall consist of the Existing Premises and the Third Amendment Premises.

2. “As-Is” Condition. The Third Amendment Premises shall be leased to Tenant as of, and Landlord shall deliver possession thereof to Tenant on, the Third Amendment Premises Commencement Date in its “as is” condition as of the date of this Amendment (provided that the same shall be in broom clean condition and free of all tenants and/or occupants and their personal property, and provided further that decommissioning reports from the Existing Tenant have been delivered to Tenant in advance of the Third Amendment Premises Commencement Date evidencing that the Third Amendment Premises have been decommissioned in accordance with applicable laws), without any obligation on the part of Landlord to perform any construction therein or to prepare the same for Tenant’s occupancy or otherwise or to pay any allowances therefor, except for the payment of the Third Amendment Landlord Contribution as set forth below.

3. Payment of Yearly Rent for Third Amendment Premises. For and during the Third Amendment Term (i.e., the period commencing on the Third Amendment Premises Commencement Date and ending on June 30, 2019), in addition to all other amounts due and payable by Tenant under the Lease with respect to the Existing Premises, Tenant shall pay to Landlord monthly installments of Yearly Rent with respect to the Third Amendment Premises as follows and otherwise as set forth in the Yearly Rent payment provisions of the Lease:

Time Period	Monthly Payment of Yearly Rent
Month 1 through the end of Month 3:	$0.00	[1]
Month 4 through the end of Month 15:	$148,877.50
Month 16 through the end of Month 27:	$151,512.50
Month 28 through the end of Month 39:	$154,147.50
Month 40 through the end of June 30, 2019:	$156,782.50

[1]	Month 1 shall begin on the Third Amendment Premises Commencement Date if the Third Amendment Premises Commencement Date occurs on the first day of a calendar month, and if the Third Amendment Premises Commencement Date shall not be the first day of a calendar month, (a) Month 1 shall instead begin on the first full calendar month after the calendar month during which the Third Amendment Premises Commencement Date occurs, and (b) Tenant shall nevertheless be responsible for payment of the partial month of Yearly Rent for the Third Amendment Premises prior to Month 1 on a pro rata basis at the monthly rate of $148,877.50.

4. Operating Expense Share and Tax Share for Third Amendment Premises. Commencing on the first day of Month 4 with respect to the Third Amendment Premises pursuant to Section 3 above (the “Third Amendment Premises Rent Commencement Date”), Tenant shall make Tax Share and Operating Expense Share payments attributable to the Third Amendment Premises in accordance with the terms and conditions of the Lease, as amended hereby. The parties acknowledge and agree that Tenant shall have no responsibility under the Lease, as amended hereby, for Tenant’s Tax Share and Operating Expense Share attributable to the Third Amendment Premises for the period from the Third Amendment Premises Commencement Date through the day prior to the Third Amendment Premises Rent Commencement Date.

5. Proportionate Shares as of Third Amendment Premises Rent Commencement Date. Effective as of the Third Amendment Premises Rent Commencement Date and continuing for the Third Amendment Term (i.e., the period commencing on the Third Amendment Premises Rent Commencement Date and ending on June 30, 2019), Article 9 of Exhibit 1, Sheet 1 of the Lease is amended to read in its entirety as follows:

Art. 9 Operating and Taxes:

Tenant’s Proportionate Common Area Share:

2nd Floor Space, Additional Space, 4th Floor Space and Mezzanine Space:	11.61%
1st Floor Space:	1.36%
Expansion Space I:	1.37%
Expansion Space II:	0.53%
Expansion Space III:	1.62%
Expansion Space IV:	0.56%
Chemical Storage Space:	0.08%
600 Expansion Space and Hallway Space:	1.39%
Third Amendment Premises:	4.90%

Tenant’s Proportionate Building Share:

2nd Floor Space, Additional Space, 4th Floor Space and Mezzanine Space:	32.94%
1st Floor Space:	3.85%
Expansion Space I:	3.88%
Expansion Space II:	1.50%
Expansion Space III:	4.59%
Expansion Space IV:	1.60%
Chemical Storage Space:	0.22%
600 Expansion Space and Hallway Space:	3.96%
Third Amendment Premises:	14.00%

6. Permitted Uses of Premises.

(a) Effective as of the Execution Date of this Amendment, Article 5 of Exhibit 1, Sheet 1 of the Original Lease is amended to read in its entirety as follows:

“Art. 5 Permitted Uses of Premises:

2nd Floor Space, Additional Space, 4th Floor Space, 1st Floor Space, Expansion Space I, Expansion Space II, Expansion Space III, Expansion Space IV, 600 Expansion Space, Hallway Space and Third Amendment Premises: General business offices, laboratory use (including, without limitation, animal laboratory use), manufacturing, shipping and receiving purposes and ancillary uses thereto subject to Section 29.11 of the Original Lease, Section 10 of this Amendment and the other provisions of the Lease.

Basement Premises: Operation of the Ph Neutralization system and for no other purpose.

Mezzanine Space: General business offices and for no other purpose.

Storage Space: For the storage of Tenant’s personal property (excluding chemical storage) relating to the Permitted Use of the Premises.

Chemical Storage Space: Solely for storage, including, without limitation, storage of chemicals used in connection with Tenant’s business operations in the remainder of the Premises. The use of the Chemical Storage Space and storage of all such chemicals shall be in compliance with all applicable laws and otherwise in compliance with all the terms of the Lease, including, without limitation, Section 29.11 of the Original Lease, Section 10 of this Amendment and the other provisions of the Lease.

7. Electric Current to Third Amendment Premises. From and after the Third Amendment Premises Commencement Date, (i) in the event that electricity consumption for the Third Amendment Premises is separately metered, Tenant shall pay, directly to the appropriate utility provider, any and all costs of electricity utilized in or for the Third Amendment Premises and in support of any of Tenant’s equipment, wherever located, or (ii) in the event that electricity consumption for the Third Amendment Premises is measured by a checkmeter, sub-meter or other measuring device, Tenant shall pay to Landlord, as additional rent, the amount as determined below.

(a)	Commencing as of the Third Amendment Premises Commencement Date and continuing until the procedures set forth in the immediately following Section 7(b) are in effect, Tenant shall pay to Landlord at the same time and in the same manner that it pays its monthly payments of Yearly Rent hereunder, estimated payments (i.e., based upon Landlord’s reasonable estimate) on account of Tenant’s obligation to reimburse Landlord for electricity consumed in the Third Amendment Premises.

(b)	Periodically after the Third Amendment Premises Commencement Date, Landlord shall determine the actual cost of electricity consumed by Tenant in the Third Amendment Premises (i.e., by reading Tenant’s sub-meter and by applying an electric rate which shall not exceed the rate at which Landlord purchases electricity, including taxes and surcharges thereon). If the total of Tenant’s estimated monthly payments on account of such period is less than the actual cost of electricity consumed in the Third Amendment Premises during such period, Tenant shall pay the difference to Landlord within thirty (30) days of when billed therefor. If the total of Tenant’s estimated monthly payments on account of such period is greater than the actual cost of electricity consumed in the Third Amendment Premises during such period, Tenant may credit the difference against its next installment of estimated monthly electricity charges due hereunder, provided that any excess credit shall be repaid to Tenant within thirty (30) days following the expiration of the Third Amendment Term provided Tenant is not in default under the Lease.

(c)	After each adjustment, as set forth in Section 7(b) above, the amount of estimated monthly payments on account of Tenant’s obligation to reimburse Landlord for electricity in the Third Amendment Premises shall be adjusted by Landlord based upon the actual cost of electricity consumed during the immediately preceding period.

8. Extension Options Applicable to Third Amendment Premises. For the sake of clarity, the extension options set forth in Section 29.14 of the Original Lease shall apply to the Existing Premises and the Third Amendment Premises; provided, however, Tenant shall not have the right to exercise an extension option for less than all of the Premises (i.e., the Existing Premises and the Third Amendment Premises).

9. Third Amendment Allowance.

(a)	Tenant plans to complete certain Tenant’s leasehold improvements to the Premises (the “Tenant’s Third Amendment Work”) in accordance with the terms and conditions of the Lease (as amended hereby). In connection with the Tenant’s Third Amendment Work, Landlord shall provide to Tenant an allowance equal to $790,500.00 (the “Third Amendment Landlord Contribution”) toward the cost of the design and construction of Tenant’s Third Amendment Work. The Third Amendment Landlord Contribution shall be paid, and requests therefor shall be made, in the manner provided in Section 4.2 of the Original Lease, and shall otherwise be treated in the same manner as the “Landlord’s Contribution” as described in the Original Lease; provided, however, that with respect to the Third Amendment Landlord Contribution, (a) all references in the Original Lease to (i) “Landlord’s Contribution” shall be deemed to refer to the Third Amendment Landlord Contribution, (ii) “Tenant’s Work” shall be deemed to refer to the Tenant’s Third Amendment Work, and (iii) “Plans and Specifications” shall be deemed to refer to the “Third Amendment Plans and Specifications” (as defined below), (b) the first sentence of Section 4.2B and Sections 4.2D(iii) and 4.2D(iv) of the Original Lease shall be inapplicable to the Third Amendment Landlord Contribution, and (c) Tenant shall have no right to requisition any portion of the Third Amendment Landlord Contribution after the second (2nd) anniversary of the Third Amendment Premises Rent Commencement Date.

(b)	The Tenant’s Third Amendment Work shall be constructed in accordance with the terms and conditions of the Original Lease including but not limited to Section 4.2A and Articles 11, 12 and 13 of the Original Lease. Without limiting the foregoing, Tenant shall obtain Landlord’s prior written consent, in accordance with the provisions of Section 4.2A of the Original Lease, for all of the Tenant’s Third Amendment Work (and Third Amendment Plans and Specifications therefor), and the contractors, engineers, architects, technicians and mechanics effecting same, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for the preparation of construction plans and specifications, including but not limited to architectural, mechanical, electrical, plumbing, life-safety and other Buildings systems and interfaces therewith (collectively, the “Third Amendment Plans and Specifications”) and any specialty engineering necessary for the completion of the Tenant’s Third Amendment Work, all of which shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld conditioned or delayed, in accordance with the provisions of Section 4.2A of the Original Lease. Landlord shall be entitled to deduct from the Third Amendment Landlord Contribution all direct, reasonable third-party out-of-pocket expenses incurred by Landlord in reviewing and approving the Third Amendment Plans and Specifications following delivery of detailed invoices for same to Tenant.

10. Hazardous Materials.

(a)	Landlord and Tenant acknowledge and agree that all of the provisions of Section 29.11 of the Original Lease shall apply to the Third Amendment Premises in the same manner as the Existing Premises. Notwithstanding the foregoing, unless and until Tenant and Landlord amend Exhibit 7A to the Original Lease to include a matrix specifying the quantities of Hazardous Materials subject to regulation under 780 CMR 307 that Tenant may use and store in the 600 Expansion Space or the Hallway Space, Tenant shall not use or store in the 600 Expansion Space or the Hallway Space, respectively, any Hazardous Materials except those that are (i) typically used in the ordinary course of business in an office and for use in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for the ordinary course of business in an office, and (ii) in full compliance with Environmental Laws. Except as identified on Exhibit 7 to the Original Lease, Tenant shall not use or store in the Premises (i.e., the Existing Premises and the Third Amendment Premises) any of the Hazardous Materials or classes thereof listed and/or identified on Schedule 1 attached hereto without Landlord’s prior written consent; provided, however, that Landlord’s prior written consent shall not be unreasonably withheld, conditioned or delayed so long as (A) Tenant has obtained and maintains all licenses, permits, registrations and consents required by applicable law (including, without limitation, Environmental Laws) to use or store all such types and quantities of Hazardous Materials in the Premises, and (B) within ten (10) business days of Landlord’s written request from time to time, Tenant shall have provided Landlord with a revised, updated Exhibit 7 reflecting the reasonable adjustments made by Tenant.

(b)	To the extent that Landlord receives any decommissioning report from the tenant currently occupying the Third Amendment Premises, Landlord shall deliver a copy of such report to Tenant as a courtesy and without any representation or warranty as to the accuracy or sufficiency thereof; provided, further, that Tenant shall have no right to rely on any such report.

11. Parking. As of the date of this Amendment, Tenant is entitled to a total of one hundred four (104) parking passes in the OKS Garage, as set forth in Section 29.19 of the Original Lease. As of the Third Amendment Premises Commencement Date, the number of OKS Garage parking passes that Landlord is required to make available to Tenant shall be increased by an additional thirty (30) parking passes for a total of one hundred thirty-four (134) parking passes. All parking passes shall continue to be available to Tenant pursuant to the terms and provisions of Section 29.19 of the Original Lease, including, but not limited to, payment of the then current prevailing monthly charge therefor, which as of the Execution Date is $260 per month.

12. Exclusion of Storage Space from Right of First Offer. Tenant and Landlord agree that the 220 rentable square feet of storage space in the basement of Building 600/650/700 of the Complex referenced in the Right of First Refusal Offer to Lease dated December 5, 2014 is not included as part of the Premises that Tenant leases from Landlord, and that Landlord is free to rent such storage space to other parties.

13. Amendments to EXHIBIT 1, SHEET 1 of the Original Lease. EXHIBIT 1, SHEET 1 of the Original Lease is hereby amended as follows:

(a)	The mailing address for Landlord under EXHIBIT 1, SHEET 1 shall be deleted and the following shall be substituted therefor:

Landlord Mailing Address:	DWF IV One Kendall, LLC c/o Divco West Real Estate Services, Inc. One Kendall Square Cambridge, MA 02139 Attention: Property Manager
With copies to:

DWF IV One Kendall, LLC

c/o Divco West Real Estate Services, Inc.

575 Market Street, 35th Floor

San Francisco, CA 94105

Attn: Asset Manager

and

Nutter, McClennen & Fish LLP

Seaport West

155 Seaport Boulevard

Boston, MA 02210

Attn: Timothy M. Smith, Esq.

(b)	The following shall be inserted as the Rent Payment Address under EXHIBIT 1, SHEET 1 of the Original Lease:

“Rent Payment Address: Tenant shall make rent and other payments under the Lease in accordance with the instructions and to the addresses as noted below, which payment instructions and addresses may be changed by written notice from Landlord to Tenant.

(1)	Tenant shall make all checks, in payment of rent and other sums due to Landlord under this Lease, payable to the order of DWF IV ONE KENDALL, LLC, as mortgagor, for the benefit of GERMAN AMERICAN CAPITAL CORPORATION, as mortgagee, Account No. 432916030 and

(2)	Tenant shall deliver such checks or otherwise make such payment as follows:

By Mail:

City National Bank

P.O. Box 7129

San Francisco, CA 94120-7502

By Wire:

Account Name:	DWF IV One Kendall, LLC
Account Number:	432916030
Bank Name:	City National Bank – CBS/SF
Bank Address:	150 California Street, 13th Floor
San Francisco, CA 94111
USA
ABA Routing #:	1220-1606-6
Swift #:	CINAUS6L
Contact:	Hoa Pham (415) 284-5700”

14. Broker. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Amendment so as to cause the other party to be responsible for the payment of a brokerage commission, except for Cushman & Wakefield of Massachusetts, Inc. and Colliers International New England LLC (collectively, the “Brokers”). Any fees payable to the Brokers are the responsibility of Landlord pursuant to separate written agreement with the Brokers. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Amendment.

15. Counterpart Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one fully executed original Amendment, binding upon the parties hereto, notwithstanding that all of the parties hereto may not be signatories to the same counterpart. Additionally, telecopied or e-mailed signatures may be used in place of original signatures on this Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

16. Miscellaneous. In all other respects, the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

17. Authorization to Execute. Tenant represents and warrants to Landlord that the person signing this Amendment on behalf of Tenant is duly authorized to execute and deliver this Amendment on behalf of Tenant. Landlord represents and warrants to Tenant that the person signing this Amendment on behalf of Landlord is duly authorized to execute and deliver this Amendment on behalf of Landlord.

18. No Reservation. Preparation of this Amendment by Landlord or Landlord’s attorney and the submission of this Amendment to Tenant for examination or signature is without prejudice and does not constitute a reservation, option or offer to lease the Premises. This Amendment shall not be binding or effective until this Amendment shall have been executed and delivered by each of the parties hereto, and Landlord reserves the right to withdraw this Amendment upon written notice to Tenant from consideration or negotiation at any time prior to Landlord’s execution and delivery of this Amendment, which withdrawal shall be without prejudice, recourse or liability.

[Signatures on Following Page]

IN WITNESS WHEREOF the parties hereto have executed this Third Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:

DWF IV ONE KENDALL, LLC, a Delaware limited liability company

By:	Divco West Real Estate Services, Inc.,
a Delaware corporation, its Agent

By:	/s/ James Teng
Name:	James Teng
Title:	Managing Director

TENANT:

MERRIMACK PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Jeffrey A. Munsie
Name:	Jeffrey A. Munsie
Title:	General Counsel

EXHIBIT 2E – OUTLINE OF THIRD AMENDMENT PREMISES

This plan is intended only to show the general outline of the Third Amendment Premises as of the date of this Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease or this Amendment with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Third Amendment Premises.

Exhibit 2E, Page 1

SCHEDULE 1 – – PROHIBITED HAZARDOUS MATERIALS

1. Selected biological agents and toxins (Select Agents) as defined by the Federal Select Agent Program (http://www.selectagents.gov/) which have the potential to pose a severe threat to public, animal or plant health or to animal or plant products and require registration to possess, use or transfer. Select Agents are regulated under 7CFR Part 331, 9 CFR Part 121 and 42 CFR Part 73.

2. Chemicals that present a high level of security risk under the April 2007 Department of Homeland Security – Chemical Facilities Anti-Terrorism Standards (CFATS) regulation (http://www.dhs.gov/identifying-facilities-covered-chemical-security-regulation), that are at or above the applicable Screening Threshold Quantity.

3. The following chemicals and classes of chemicals:

•	Perchloric Acid

•	Explosive Materials (require ATF license)

•	Organic Peroxide Unclassified Detonable: Organic peroxides that are capable of detonation. These peroxides pose an extremely high explosion hazard through rapid explosive decomposition.

•	Organic Peroxide Class 1: Those formulations that are capable of deflagration but not detonation.

•	Oxidizer Class 4: An oxidizer that can undergo an explosive reaction due to contamination or exposure to thermal or physical shock. Additionally, the oxidizer will enhance the burning rate and can cause spontaneous ignition of combustibles.

•	Pyrophoric Material: A chemical with an auto ignition temperature in air, at or below a temperature of 130°F (54.4°C).

•	Reactive Class 4: Materials that in themselves are readily capable of detonation or explosive decomposition or explosive reaction at normal temperatures and pressures. This class includes materials that are sensitive to mechanical or localized thermal shock at normal temperatures and pressures.

•	Reactive Class 3: Materials that in themselves are capable of detonation or of explosive decomposition or explosive reaction but which require a strong initiating source or which must be heated under confinement before initiation. This class includes materials that are sensitive to thermal or mechanical shock at elevated temperatures and pressures.

•	Water Reactive Class 3: Materials that react explosively with water without requiring heat or confinement.

4. Radioactive Materials and Devices as regulated in 105 CMR 120 Radiation Control Program.

Schedule 1